UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2005

Alico, Inc.

Florida	0-261	59-0906081
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 338, La Belle, FL	33975
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 675-2966

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On April 1, 2005, the Company received a letter from the Listing Qualifications Department of the Nasdaq Stock Market indicating that the Nasdaq Staff has determined that the Company is not in compliance with the independent director requirements for continued listing set forth in Marketplace Rules 4350(C)(1)(Independent Majority for Boards of Directors), 4350(C)(3)(Independence of Compensation Committee), 4350(C)(4)(A)(Independence of Nominating Committee) and 4350(d)(2)(Independence of Audit Committee), and that unless appealed and their determination reversed, its securities will be delisted from the Nasdaq Stock Market. A copy of this letter is attached as an Exhibit to this Current Report on Form 8-K. The foregoing deficiencies resulted when five of the Company’s Independent Directors resigned from the Company’s Board, as previously announced by the Company on February 1, 2005. On April 7, 2005, the Company filed a notice of appeal and requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff’s determination. The appeal will stay delisting of the Company’s securities pending the Panel’s decision. However, the Company has elected three new independent directors to its Board, as detailed in Item 5.02 below, and as a result believe it is now in full compliance with these rules and hopes that, as a result of such compliance, the hearing will become moot. There can be no assurance that the Staff will determine that the delisting notice has become moot or that the Nasdaq Panel will grant the Company’s appeal, if in fact, the hearing is held.

The Company has issued a press release relating to the above-referenced letter from Nasdaq, a copy of which is attached as an Exhibit to this Current Report on Form 8-K.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The Company has promoted its controller Patrick W. Murphy to the position of Chief Financial Officer. Mr. Murphy, age 41, has served as the Company’ controller since 2002. Prior to that, Mr. Murphy served as the controller for the Citrus Division of A. Duda & Sons, Inc. (1999-2002), as Alico’s controller (1992-1999) and in the Company’s accounting department since 1992. The Board of Directors appointed Mr. Murphy to his new position on April 4, 2005, upon the recommendation of Craig Simmons, the departing Chief Financial Officer, Bernie Lester, the recently retired Chief Executive Officer, and the strong endorsement of John Alexander, the Company’s current Chief Executive Officer. Mr. Murphy will take over the duties of Chief Financial Officer effective as of April 15, 2005.

On April 4, 2005, the Company’s Directors elected Doctor Gordon Walker, Chairman of the Department of Strategy and Entrepreneurship at the Cox School of Business, Southern Methodist University, to the Board of Directors of Alico as an Independent Director. Dr. Walker, age 60, has an M.B.A. and a Ph.D. from The Wharton School at the University of Pennsylvania. He received his undergraduate degree from Yale University. He joined the faculty at Southern Methodist University in 1997. Prior to his position at Southern Methodist University he was an Adjunct Associate Professor at Yale University and prior to that he served as an Associate Professor at the Wharton School and as an Associate and Assistant Professor at the Sloan School, Massachusetts Institute of Technology.

Also on April 4, 2005, the Company accepted the resignation of Mr. J. D. Alexander as a director of the Company. Mr. J.D. Alexander had previously announced his intention to resign from the Company’s Board once an additional Independent Director were elected to the Board. Mr. J. D. Alexander has stated that, in light of his new responsibilities as President and CEO of Atlantic Blue Trust, Inc. (“ABT”), the Company’s largest stockholder, he felt it was in the best interests of both, the Company and ABT to separate the managements of the two companies and that he concentrate his efforts at ABT.

On April 6, 2005, the Company appointed Messrs.. Charles Palmer and Phillip S. Dingle to the Board of Directors, both of whom will also serve as an Independent Directors.

Mr. Palmer, age 63, has a long and distinguished career in the venture capital field and is currently President and Chief Executive Officer of North American Company, LLLP, a diversified holding company headquartered in Broward County, Florida which participates in speciality acquisition funds through North American Funds and real estate development through Sea Ranch Properties, Inc.

Mr. Palmer has served in that capacity since 1972. Mr. Palmer acts as Chief Executive Officer of each of these Companies and holds the same position with North American Business Development Companies, L.L.C., a business entity that manages each of the specialty acquisition funds. He is also chairman of each of the businesses held in such funds which currently include: J&B Meats Corp. (a meat processor); Culinary Standards Corporation (frozen food manufacturer); Polymer Design Corporation (a liquid-resin parts manufacturer); Actown Electrocoil, Inc (manufacturer of custom electromagnetic devices); and PCT Interconnect (a quick-turn printed circuit board manufacturer. Mr. Palmer has served on numerous boards including the boards of Sun Trust Bank of South Florida, NA a subsidiary of SunTrust Banks, Inc. (STI), the Board of the Performing Arts Center Authority of Broward County, the Broward County Community Foundation and the John D. and Catherine T. MacArthur Foundation. He holds an MBA from North Western University and a BS degree from Georgetown University.

Mr. Dingle, age 43, was the immediate past Chairman and Chief Executive Officer (2001- 2004) of Plan Vista Solutions, Inc. (formerly HealthPlan Services Corporation, a New York Stock Exchange company) headquartered in Tampa, Florida until its recent merger with ProxyMed, Inc. (PILL). Before assuming the positions of Chairman and Chief Executive Officer of HealthPlan Services, Mr. Dingle served as its President and Chief Executive Officer (2000-2001), as its Chief Financial Officer (1999-2000) and as its Chief Counsel (1996-1998). Mr. Dingle holds an LLM in Taxation from New York University, a J.D. from the University of Florida and a B.A. in Business Administration and Accounting from the University of Notre Dame.

With the election of these new directors, the Company has reinstated its Audit Committee. The newly elected directors will be serving on the Board’s various committees as follows: the Audit Committee will consist of Dr. Walker, Mr. Dingle and Greg Mutz (Committee Chairman and the Committee’s designated Financial Expert); the Compensation Committee will consist of Dr. Walker and Mr. Mutz (Committee Chairman); and the Nominating Committee will consist of Dr. Walker, Mr. Baxter Troutman, and Mr. Mutz (Committee Chairman). There are no family or business relationships between Dr. Walker, Mr. Palmer or Mr. Dingle and any of the Company’s other directors.

The Board expects to add at least two more independent directors by the end April, which will provide a clear reassurance of Alico’s commitment to having a majority of independent directors and its compliance with applicable regulations relating to board and committee composition. Mr. John Alexander stated that once a full complement of directors is seated, the committee appointments will be reviewed by the full Board. He also noted that the Nominating Committee would have acted sooner to begin the process of electing replacement directors, but wanted to wait to give stockholders an opportunity to propose prospective nominees. In accordance with the previously announced policy of the Nominating Committee, the period for stockholders to provide information on prospective nominees expired March 31, 2005.

The Company has issued a press release relating to the foregoing, a copy of which is attached as an Exhibit to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

The following exhibits are included with this Report:

Exhibit 99.1-	Letter from the Nasdaq Stock Market, Listing Qualifications Department to the Company, dated April 1, 2005.

Exhibit 99.2	Press release issued by the Company on April 7, 2005 announcing receipt of Nasdaq letter re: delisting.

Exhibit 99.3	Press release issued by the Company on April 7, 2005 announcing the appointment of Patrick Murphy as the Company’s new Chief Financial Officer and the appointment of Dr. Gordon Walker, Mr. Charles Palmer and Mr. Phillip S. Dingle to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

(Registrant)

Date: April 7, 2005	By:	/s/ John R Alexander
John R Alexander
President and Chief Executive Officer